Exhibit 10.6

BRIGGS & STRATTON CORPORATION

2017 OMNIBUS INCENTIVE PLAN

CEO STOCK OPTION AGREEMENT

Optionee:	«Name»
No. of Shares:	«Number»
Date of Grant:
Vesting Date:
Expiration Date:
Option Price:	$
Type of Option:
(NSO or ISO)

BRIGGS & STRATTON CORPORATION (the “Company”), a Wisconsin corporation, hereby grants to the above-named employee (the “Optionee”) under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan (as the same may be amended from time to time, the “Plan”) a stock option to purchase from the Company during the period commencing (except as otherwise provided herein) on the Date of Grant and ending (except as otherwise provided herein) on the Expiration Date set forth above (the “Option Term”) up to but not exceeding in the aggregate the number of shares set forth above of the common stock, $0.01 par value, of the Company (“Common Stock”) at the price per share set forth above (the “Option Price”), all in accordance with and subject to the following terms and conditions:

1. Except as provided below, no shares subject to this option may be purchased before the Vesting Date identified above. On such date and from time to time thereafter, the shares subject to this option may be purchased during the Option Term. However, upon a Change in Control as defined in Article 2.8 of the Plan, the shares subject to this option shall immediately vest and become exercisable, subject to the Committee’s right to elect to cancel the option and pay the Optionee the value thereof in accordance with Article 17(a) of the Plan.

2. The following provisions shall apply with respect to the exercise of the option following termination of employment:

2.1. If the Optionee’s employment is terminated for any reason prior to the Vesting Date, then, unless otherwise stated below, this option shall not be exercisable.

2.2. In the event that the Optionee’s employment shall be terminated by reason of Retirement, the option shall remain in effect in accordance with its terms, except that (i) the Optionee may make application (at least one month prior to Retirement) to the Compensation Committee (the “Committee”) of the Board of Directors of the Company for this option to become exercisable on such effective date, which application may be denied or granted in whole or in part, (ii) if the Optionee dies within three years of such Retirement, the unexercised portion of any remaining option shall be exercisable immediately for a period of one year from the date of death of the Optionee, and (iii) in no event may any option be exercised more than three years after the date of Retirement or following expiration of the original Option Term, whichever period is shorter.

2.3. In the event that the Optionee’s employment shall be terminated by reason of death, the option shall be fully exercisable and may thereafter be exercised for a period of one year from the date of death or until expiration of the original Option Term, whichever is shorter.

2.4. In the event that the Optionee’s employment shall be terminated by reason of Disability, the option shall remain in effect in accordance with its terms, except that (i) the Committee may accelerate the date on which the option may first be exercised, (ii) if the Optionee dies within three years of such termination of employment, the unexercised portion of any remaining option shall be exercisable immediately for a period of one year from the date of death of the Optionee, and (iii) in no event may any option be exercised more than three years after the date of termination of employment or following expiration of the original Option Term, whichever period is shorter.

2.5. In the event that an Optionee’s employment is terminated without Cause, the option shall remain in effect in accordance with its terms until the date on which the Optionee’s employment agreement with the Company would have expired had the Optionee been provided a notice of nonrenewal of such employment agreement on the date of notice to the Optionee of termination of his or her employment without Cause (the “Applicable Date”). The option shall continue to be subject to vesting in accordance with its terms through the Applicable Date and any unexercised portion of any vested option as of the Applicable Date may be exercised for a period of one year thereafter or until expiration of the original Option Term, whichever is shorter.

2.6. In the event that an Optionee’s employment is terminated for any other reason, no shares may be purchased after the date of termination of employment; except that the option, to the extent then exercisable, may be exercised for one year after the Optionee’s termination of employment or the balance of the Option Term, whichever is shorter.

Nothing in Sections 2.2, 2.3, 2.4, 2.5 or 2.6 above shall permit the purchase of any shares after the Expiration Date set forth above.

The Optionee’s employment shall be deemed to be terminated when he or she is no longer employed by (i) the Company, a subsidiary or an affiliate thereof, or (ii) a corporation, or a parent or subsidiary thereof, substituting a new option for the option granted by this Agreement (or assuming the option granted by this Agreement) by reason of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation. Leaves of absence shall not constitute termination of employment.

Notwithstanding anything in the foregoing to the contrary, to the extent permitted under Section 422 of the Code, if the Optionee’s employment is terminated by reason of death, Disability or Retirement and the portion of this option that is otherwise exercisable during the post-termination period as provided above is greater than the portion that is exercisable as an incentive stock option during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original Option Term) to the extent necessary to permit the Optionee to exercise this option either as an incentive stock option or, if exercised after the expiration periods that apply for purposes of Section 422, as a non-qualified stock option.

As used in this Section of this Agreement, “Cause” shall have the meaning stated in Article 2.7 of the Plan, “Disability” shall have the meaning stated in Article 2.15 of the Plan, and “Retirement” shall mean any termination of employment by the Employee or the Company for reason other than death after the Optionee has achieved 30 years of service, age 62 with at least 10 years of service or age 65.

3. It shall be a condition to the effectiveness of this Agreement that the Optionee shall have signed an employment or other agreement containing customary provisions relating to noncompetition during employment, nonsolicitation of employees and customers following employment, confidentiality and assignment of inventions to the Company, in the form proposed by the Company.

4. If the Committee determines that the Optionee has breached any of the obligations contained in the agreements referenced in Section 3 of this Agreement, the Optionee shall forfeit any outstanding option that has not yet been exercised. If the Committee determines that there has been a material restatement of the Company’s annual report to the SEC due to negligence or misconduct by one or more persons, the Company may recover all or any portion of the gain the Optionee realized by exercising an option within twelve (12) months after the restated plan year.

5. Exercise of this option shall occur on the date (the “Date of Exercise”) the Company receives at its principal executive offices (i) a written notice (the “Notice of Exercise”) specifying the number of shares to be purchased, and (ii) payment by certified check, cashier’s check or confirmation of a wire transfer for the Option Price for such shares. In lieu of such payment by certified check, cashier’s check or wire transfer, the Optionee may pay the Option Price by a cashless (broker-assisted) exercise or may tender to the Company (i) outstanding shares of Common Stock, having a Fair Market Value, determined on the Date of Exercise, equal to the Option Price for the number of shares being purchased, or (ii) a combination of shares of outstanding Common Stock, as described above, so valued and payment as aforesaid which equals said Option Price, together, in each case, with payment of any applicable stock transfer tax. If the Fair Market Value, as so determined, of the shares tendered to the Company shall exceed the Option Price applicable to the number of shares being purchased, an appropriate cash adjustment will be made by the Company for any fractional share remaining. The Company will not deliver shares of Common Stock being purchased upon any exercise of this option unless it has received an acceptable form of payment for all applicable withholding taxes or arrangements satisfactory to the Company for the payment thereof have been made. As provided in Section 22.2(b) of the Plan, withholding taxes may be paid with outstanding shares of Common Stock (including Common Stock delivered upon exercise of this option), such Common Stock being valued at Fair Market Value on Date of Exercise. The Optionee shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares.

6. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by the Optionee or by the guardian or legal representative of the Optionee.

7. The terms and provisions of this Agreement (including, without limiting the generality of the foregoing, terms and provisions relating to the option price and the number and class of shares subject to this option) shall be subject to appropriate adjustment in the event of any recapitalization, merger, consolidation, disposition of property or stock, separation, reorganization, stock dividend, issuance of rights, combination or split-up or exchange of shares, or the like.

8. Whenever the word “Optionee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person or persons.

9. The terms and provisions of the Plan (a copy of which will be furnished to the Optionee upon written request to the Briggs & Stratton Corporation, 12301 West Wirth Street, Wauwatosa, Wisconsin 53222) are incorporated herein by reference. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Capitalized terms not otherwise defined herein have the meaning set forth in the Plan.

IN WITNESS WHEREOF, this Stock Option Agreement has been duly executed as of the Date of Grant set forth above.

BRIGGS & STRATTON CORPORATION

By
Brian C. Walker
Compensation Committee Chair

«Name»

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